Exhibit 99.1

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                                                    Level 3 Communications, Inc.
                                                         1025 Eldorado Boulevard
                                                      Broomfield, Colorado 80021
                                                                  www.Level3.com


                                                                    NEWS RELEASE


FOR IMMEDIATE RELEASE

Level 3 Contacts:

Media:            Josh Howell                        Investors:       Robin Grey
                  720/888-2517                                      720/888-2518



                      Level 3 Reports Third Quarter Results

                          Company Launches New Services

            Level 3 Raises $374 Million In Senior Convertible Notes;
                      Raises $500 Million In Senior Notes;
          Repays $1.125 Billion Senior Secured Credit Facility in Full

                   Company Achieves Positive Free Cash Flow(1)


BROOMFIELD, Colo, October 23, 2003 - Level 3 Communications, Inc. (Nasdaq:LVLT) today announced its third quarter results. Consolidated free cash flow(1) increased to positive $40 million for the third quarter compared to negative $34 million for the second quarter. Consolidated revenue was $874 million for the third quarter compared to a projection of $865 million to $900 million.

The net loss for the third quarter was $0.38 per share, or $247 million. As a result of the company's pending sale of the Midwest Fiber Optic Network, a non-core network asset acquired in the Genuity transaction, those operating results are included in discontinued operations.

Consolidated EBITDA(1) was $116 million in the third quarter versus $111 million for the previous quarter and compared to a projection of $97 million to $102 million.

Overview
"I am pleased with our cash flow performance this quarter and think it is noteworthy that Level 3 turned free cash flow positive for the first time this quarter," said James Q. Crowe, CEO of Level 3. "In addition, given our recent overall reductions in debt and capital markets activities, we have further strengthened our financial position and credit profile."

The company reports financial information based on three operating segments: communications; information services; and other, which consists primarily of coal mining operations.

Third Quarter Financial Results Compared to Projections (1)

Metric                                                        Third Quarter Actuals    Third Quarter
($ in millions)                                                                        Projections (1)
------------------------------------------------------------- ------------------------ ------------------------
------------------------------------------------------------- ------------------------ ------------------------
   Communications Services Revenue(2)                         $378                     $372-$382
------------------------------------------------------------- ------------------------ ------------------------
------------------------------------------------------------- ------------------------ ------------------------
   Reciprocal Compensation                                    $25                      $26
------------------------------------------------------------- ------------------------ ------------------------
------------------------------------------------------------- ------------------------ ------------------------
   Termination and Settlement Revenue                         $10                      $7
------------------------------------------------------------- ------------------------ ------------------------
------------------------------------------------------------- ------------------------ ------------------------
Communications Revenue                                        $413                     $405-$415
------------------------------------------------------------- ------------------------ ------------------------
------------------------------------------------------------- ------------------------ ------------------------
Information Services Revenue                                  $437                     $440-$465
------------------------------------------------------------- ------------------------ ------------------------
------------------------------------------------------------- ------------------------ ------------------------
Other Revenue                                                 $24                      $20
------------------------------------------------------------- ------------------------ ------------------------
------------------------------------------------------------- ------------------------ ------------------------
Consolidated Revenue                                          $874                     $865-$900
------------------------------------------------------------- ------------------------ ------------------------
------------------------------------------------------------- ------------------------ ------------------------
Consolidated EBITDA (3)(4)                                    $116                     $97-$102
------------------------------------------------------------- ------------------------ ------------------------
------------------------------------------------------------- ------------------------ ------------------------
Capital Expenditures                                          $52                      $60
------------------------------------------------------------- ------------------------ ------------------------
------------------------------------------------------------- ------------------------ ------------------------
Communications Gross Margin (4)                               78%                      76%-78%
------------------------------------------------------------- ------------------------ ------------------------

(1) Projections issued September 22, 2003.
(2) Communications Services Revenue is GAAP communications revenue minus reciprocal compensation revenue.
(3) Consolidated EBITDA includes $14 million in restructuring charges and excludes $15 million in stock-based compensation expense.
(4) See schedule of non-GAAP metrics for definition.

Consolidated Cash Flow and Liquidity
During the third quarter, unlevered cash flow(1) was $144 million, versus $62 million for the second quarter. For the nine months ended September 30, 2003, unlevered cash flow was $180 million. Consolidated free cash flow for the third quarter was positive $40 million, versus negative $34 million for the previous quarter.

As of September 30, 2003, the company had cash and cash equivalents of approximately $1.7 billion, which included $400 million of restricted cash held as security under the company's senior secured credit facility and excluded the issuance of $500 million aggregate principal amount of 10.75% Senior Notes due 2011 and the repayment of the company's senior secured credit facility which occurred on October 1, 2003.

"Of significance this quarter is that the company achieved positive consolidated free cash flow for the first time," said Sunit Patel, CFO of Level 3. "The improvement in our cash flow during the quarter is a result of our ongoing efforts to manage expenses and capital expenditures, as well as better than expected working capital performance. While we expect some quarter over quarter volatility in cash flow as a result of working capital changes and the timing of cash interest payments, we expect the positive trend seen over the past several quarters to continue."

Communications Business Revenue
Communications revenue for the third quarter was $413 million, versus $430 million for the previous quarter. Total communications revenue for the third quarter consisted of $388 million of communications services revenue and $25 million of reciprocal compensation revenue.

Included in communications services revenue was $10 million and $7 million of settlement and termination revenue for the third and second quarters respectively. Communications services revenue, excluding settlement and termination revenue, decreased by $7 million in the third quarter compared to the previous quarter, primarily due to declines in IP and softswitch revenue partially offset by an increase in transport and infrastructure revenue.

During the quarter, the company announced new agreements with several customers including Hughes Network Systems and SBC. Additionally, Level 3 announced that Sony Electronics had successfully transferred digital video segments over the Level 3 network using the company's new (3)FlexSM Ethernet service.

Cost of Revenue
Communications cost of revenue for the third quarter was $91 million, resulting in a 78 percent communications gross margin(1), versus cost of revenue of $103 million for the previous quarter, which resulted in a 76 percent communications gross margin. Communications cost of revenue decreased in the third quarter due to lower circuit expenses as a result of continued migration of Genuity customer traffic and decreases in third party network costs due primarily to a favorable settlement recognized in the third quarter. Excluding the impact of the favorable settlement in the third quarter and insignificant adjustments made to third party network costs in the second quarter, communications gross margin was flat quarter over quarter at 77 percent.

Selling, General and Administrative Expenses (SG&A)
Communications SG&A expenses were $213 million for the third quarter, versus $237 million for the previous quarter. For the same periods, communications SG&A expenses include $14 million and $24 million of non-cash stock compensation expenses. The total number of employees in the communications business decreased to approximately 3,500 at the end of the third quarter from 3,650 at the end of the previous quarter.

Communications SG&A expenses decreased in the third quarter primarily due to the reduction in costs associated with the Genuity integration, including the elimination of duplicate facilities and reduction in headcount. Communications SG&A for the third and second quarter included a $10 million and an $8 million reduction associated with property taxes respectively.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) Communications EBITDA(1) was $120 million for the third quarter, including a restructuring charge of $3 million, versus $109 million for the previous quarter, which included $5 million in restructuring charges. Communications EBITDA margin(1) was 29 percent for the third quarter versus 25 percent in the previous quarter. For the nine months ended September 30, 2003, communications EBITDA was $625 million.

"Our communications EBITDA margins are now among the best in the industry, and we believe there is still substantial room for further improvement," said Patel.

New Service Offerings
The company continues to focus on developing new products that leverage Level 3's existing network infrastructure and address large, established markets for communications services, particularly voice services.

Level 3 has recently launched a number of new products in keeping with that strategy, including (3)ToneSM, a business voice service designed to augment or replace legacy enterprise communications systems at substantial cost savings.
(3)Tone is an advanced version of the suite of services Level 3 obtained through its recent acquisition of Telverse Communications, and it can be delivered to customers across Level 3's extensive softswitch platform. Level 3 is marketing the service to businesses through local phone companies, foreign carriers, CLECs, and value-added resellers.

Other new services include:

o (3)FlexSM Ethernet, a wide area Ethernet data networking service;
o eRASSM, a remote access service for businesses in the U.S., and;
o  (3)VoIP  MARKETPLACESM,  an  enhanced  voice  service  aimed at  conferencing
providers,   call  center  operators  and  other  companies  requiring  IP-based local-calling capability throughout North America.

"We are pleased that we have been able to accelerate product development at Level 3, and we expect to be rolling out additional products that complement these new services in coming quarters," said Kevin O'Hara, Level 3's president and COO. "These recently launched services, particularly our new voice services, significantly increase Level 3's addressable market. We expect they will begin to make a real contribution to communications revenue in 2004."

Genuity Integration
"We now have a good deal of the integration work behind us, and we are pleased that we are realizing the synergies we set out to achieve when we purchased this business in February 2003," said O'Hara. "Overall progress on the integration continues to exceed our expectations.

"Additionally, upon the successful completion of the pending Midwest Fiber Optic Network sale, we will have sold approximately $35 million of non-core assets acquired as part of the Genuity acquisition including the former Genuity, Inc. headquarters building, its managed web hosting business, and MFON."

Information Services Business
Results for the information  services business include the Software Spectrum and
(i)Structure subsidiaries.

"While we have seen general softness in IT spending during 2003, we are pleased with our efforts to control costs in our information services business," said Buddy Miller, vice chairman of Level 3. "Our restructuring efforts are on track and are expected to reduce our operating expense run rate at year end relative to mid-2003 by approximately 15 percent to 20 percent."

Revenue and EBITDA
Information services revenue was $437 million for the third quarter, versus $491 million for the previous quarter. The decline in revenue for the third quarter was primarily the result of market softness, seasonality and the continued
adoption by Software Spectrum's customers of software publishers' new agency-type software licensing programs. New agency-type software licensing programs are expected to continue to result in a decline in information services revenue, but are not expected to have a significant impact on profitability levels of the information services business.

EBITDA(1) from the information services business was negative $8 million for the third quarter, including $11 million in restructuring charges, compared to $0.4 million for the previous quarter which included $4 million in restructuring charges. The restructuring charges recognized in the third quarter are a result of the ongoing integration and restructuring of Software Spectrum, as well as the closure of certain facilities and operations in the US and Europe.

The total number of employees in the information services business decreased to approximately 1,420 at the end of the third quarter from approximately 1,800 at the end of the previous quarter.

Other Businesses
The company's other businesses consist primarily of coal mining operations.

Revenue and EBITDA
Revenue and EBITDA(1) from other businesses were $24 million and $4 million for the third quarter versus $16 million and $2 million, respectively, from the previous quarter.

Corporate Transactions
Capital Structure Changes
In July 2003, Level 3 completed an offering of approximately $374 million aggregate principal amount of its 2.875% Convertible Senior Notes due 2010 in an underwritten public offering. Net cash proceeds from the offering were approximately $361 million.

In October 2003, Level 3 Financing, Inc. completed an offering of $500 million aggregate principal amount of its 10.75% Senior Notes due 2011 in a private offering. Net cash proceeds from the offering were approximately $486 million, which combined with $643 million of cash and restricted cash on hand, were used to repay purchase money indebtedness and related expenses under the company's $1.125 billion senior secured credit facility in full.

During the third quarter 2003, the company retired $57 million aggregate principal amount through debt-for-equity transactions.

The company has entered into an agreement to exchange approximately $352 million of book value of debt outstanding, as of September 30, 2003, including accrued interest, for approximately 20 million shares of common stock and $208 million of book value of 9% Convertible Senior Discount Notes due 2013. Interest will accrue for one year, and at the company's option, interest may continue to accrue during years two through four. The Notes are convertible at $9.99 per share and the total number of shares issued upon conversion will range from approximately 22 million shares to approximately 30 million shares, depending upon the total accretion prior to conversion. This transaction is expected to close in October and will reduce the company's cash interest expense by approximately $39 million through 2004.

"I am pleased with the results of our recent capital market activities and the overall reduction in our debt. These actions have further strengthened our financial position and credit profile," said Patel. "With the successful completion of our capital market and debt reduction activities year to date, the company will have reduced its debt by approximately $780 million to approximately $5.3 billion and will not have any material debt principal payments until 2008. Additionally, we have significantly reduced our cash interest expense and eliminated financial covenants contained in the senior secured credit facility."

Business Outlook
"While revenue growth for Level 3 and others in the industry remains challenging in the near-term, we have completed a series of steps over the past few quarters that positions us well," Crowe said. "We are not only able to take advantage of future growth from increases in spending on communications services, but more importantly, we are significantly increasing the size of Level 3's addressable market from our new product launches, largely the voice market. As evidenced by our results and activities this quarter, we are very focused on future growth and current cash flow generation. I believe we have built a solid financial and operational foundation upon which we can create significant value."

Quarterly and Full Year Projections
Sunit Patel said, "Our fourth quarter communications services revenue projection reflects a continuation of recent revenue trends. Excluding a $10 million benefit to SG&A in the third quarter, we expect to see an improvement in our Consolidated EBITDA. Additionally, given the improvement in our cash flow performance in the third quarter, we are projecting unlevered cash flow for the full year 2003 of $125 million to $150 million, an increase of $25 million relative to previous projections."

"In future quarters, we will not be issuing revenue projections for our information services business given the continuing adoption of agency-type licensing programs that make revenue trends less relevant in evaluating the performance of this business. Now that the majority of our restructuring efforts are completed, our overall focus in this business is on improving its EBITDA performance," Patel continued.

"Additionally, we will be providing financial projections which emphasize GAAP metrics in keeping with industry practice that has resulted from recently enacted legislation."

Metric                                                        Fourth Quarter           Full Year 2003(1)
($ in millions)                                               Projections
------------------------------------------------------------- ------------------------ --------------------------
------------------------------------------------------------- ------------------------ --------------------------
  Communications Services Revenue                             $378-$388                $1,479-$1,489
------------------------------------------------------------- ------------------------ --------------------------
------------------------------------------------------------- ------------------------ --------------------------
  Reciprocal Compensation Revenue                             $28-$32                  $132-$136
------------------------------------------------------------- ------------------------ --------------------------
------------------------------------------------------------- ------------------------ --------------------------
  Termination and Settlement Revenue                          $10-$16                  $353-$359
------------------------------------------------------------- ------------------------ --------------------------

------------------------------------------------------------- ------------------------ --------------------------
Communications Revenue                                        $416-$436                $1,964-$1,984
------------------------------------------------------------- ------------------------ --------------------------
------------------------------------------------------------- ------------------------ --------------------------
Information Services Revenue                                  $450-$550                $1,884-$1,984
------------------------------------------------------------- ------------------------ --------------------------
------------------------------------------------------------- ------------------------ --------------------------
Other Revenue                                                 $20                      $76
------------------------------------------------------------- ------------------------ --------------------------
------------------------------------------------------------- ------------------------ --------------------------
Consolidated Revenue                                          $886-$1,006              $3,924-$4,044
------------------------------------------------------------- ------------------------ --------------------------
------------------------------------------------------------- ------------------------ --------------------------
Consolidated EBITDA                                           $110-$120                $738-$748
------------------------------------------------------------- ------------------------ --------------------------
------------------------------------------------------------- ------------------------ --------------------------
Capital Expenditures                                          $55                      $197
------------------------------------------------------------- ------------------------ --------------------------
------------------------------------------------------------- ------------------------ --------------------------
Unlevered Cash Flow                                           ($30)-($55)              $125-$150
------------------------------------------------------------- ------------------------ --------------------------
------------------------------------------------------------- ------------------------ --------------------------
Communications Gross Margin                                   77%-79%                  80%-82%
------------------------------------------------------------- ------------------------ --------------------------

(1) Full year is the sum of actual results through September 30, 2003 plus fourth quarter projections.

Summary
"I am pleased with the continued improvement in our cash flows in the third quarter," said Crowe. "I believe the new services we have launched and our quarterly financial results demonstrate the competitive advantages inherent in our network and the valuable service proposition we offer to our customer base."

Conference Call Information
Level 3 will hold a conference call to discuss the company's third quarter results at 11 a.m. Eastern Time today. To join the call, please dial 612-326-1003. A live broadcast of the call can also be heard on Level 3's web site at www.level3.com. An audio replay of the call will be accessible on the company's web site or by dialing 320-365-3844; access code 696685.

(1) Non-GAAP Metrics
Pursuant to Regulation G, the company is hereby providing a reconciliation of non-GAAP financial metrics to the most directly comparable GAAP measure.

The company provides projections that include non-GAAP metrics that the company deems relevant to management and investors. These non-GAAP metrics are EBITDA, communications gross margin, communications EBITDA margin, unlevered cash flow and consolidated free cash flow. Management believes that Consolidated Adjusted EBITDA is no longer a relevant metric to provide investors as the company has repaid its credit facility in full and no longer has a total leverage covenant based on Consolidated Adjusted EBITDA. As a result, the company will no longer report Consolidated Adjusted EBITDA. The following reconciliation of these non-GAAP financial metrics to GAAP includes forward-looking statements with respect to the information identified as a projection. Level 3 has made a number of assumptions in preparing our projections, including assumptions as to the components of financial metrics. These assumptions, including dollar amounts of the various components that comprise a financial metric, may or may not prove to be correct. We caution you that these forward-looking statements are only predictions, which are subject to risks and uncertainties including technological uncertainty, financial variations, changes in the regulatory environment, industry growth and trend predictions. Please see the company's Annual Report on Form 10-K/A-1 for a description of these risks and uncertainties.

In order to provide projections with respect to non-GAAP measures, we are required to indicate a range for GAAP measures that are components of the reconciliation of the non-GAAP metric. The provision of these ranges is in no way meant to indicate that the company is explicitly or implicitly providing projections on those GAAP components of the reconciliation. In order to reconcile the non-GAAP financial metric to GAAP, the company has to use ranges for the GAAP components that arithmetically add up to the non-GAAP financial metric. While the company feels reasonably comfortable about the projections for its non-GAAP financial metrics, it fully expects that the ranges used for the GAAP components will vary from actual results. We will consider our projections of non-GAAP financial metrics to be accurate if the specific non-GAAP metric is met or exceeded, even if the GAAP components of the reconciliation are different from those provided in an earlier reconciliation.

Communications Gross Margin ($) is defined as communications revenue less communications cost of revenue from the consolidated condensed statements of operations.

Cost of Revenue for the communications business includes leased capacity, right-of-way costs, access charges and other third party circuit costs directly attributable to the network, as well as costs of assets sold pursuant to sales-type leases. Communications Gross Margin (%) is defined as communications gross margin ($) divided by communications revenue. Management believes that communications gross margin is a relevant metric to provide to investors, as it is a metric that management uses to measure the margin available to the company after it pays third party network services costs; in essence, a measure of the efficiency of the company's network.

COMMUNICATIONS GROSS MARGIN ($ in millions)
                                                                Q203              Q303
---------------------------------------------------------- ---------------- -----------------
---------------------------------------------------------- ---------------- -----------------
Communications Revenue                                          $430              $413
---------------------------------------------------------- ---------------- -----------------
---------------------------------------------------------- ---------------- -----------------
Communications Cost of Revenue                                  $103              $91
---------------------------------------------------------- ---------------- -----------------
---------------------------------------------------------- ---------------- -----------------
Communications Gross Margin ($)                                 $327              $322
---------------------------------------------------------- ---------------- -----------------
---------------------------------------------------------- ---------------- -----------------
Communications Gross Margin (%)                                  76%               78%
---------------------------------------------------------- ---------------- -----------------

EBITDA is defined by Level 3 as net income/(loss) from the consolidated condensed statements of operations, less income/(loss) from discontinued operations, less cumulative effect of change in accounting principle, less income tax benefit, less interest income, less interest expense, less other income/expense, less depreciation and amortization expense and less non-cash compensation expense included within selling, general and administration expense on the consolidated condensed statements of operations, and after reduction of operating expenses by the non-cash portion of restructuring and impairment charges.

Communications EBITDA Margin is defined as communications EBITDA divided by communications revenue.

EBITDA is not a measurement under accounting principles generally accepted in the United States and may not be similar to EBITDA measures of other companies. Management believes that EBITDA and EBITDA margin are relevant metrics to provide to investors, as they are indicators of operating performance, especially in a capital-intensive industry such as telecommunications, since it excludes items that are not directly attributable to ongoing business operations. The company excludes non-cash compensation due to its adoption of the expense recognition provisions of SFAS No. 123.

Consolidated EBITDA
Three Months Ended September 30, 2003

                                                      Communications    Information                           Con-
($ in millions)                                                          Services           Other          solidated
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
Net Income (Loss)                                        ($246)            ($16)             $15             ($247)
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
(Income) Loss from Discontinued Operations                ($3)              --               --               ($3)
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
Income Tax Benefit                                         --               --              ($12)            ($12)
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
Other (Income)/Expense                                    $154              --              ($1)              $153
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
Depreciation and Amortization Expense                     $201              $7               $2               $210
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
Non-cash Compensation Expense                              $14              $1               --               $15
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
Non-cash Restructuring and Impairment                      --               --               --                --
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
EBITDA                                                    $120             ($8)              $4               $116
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------

Consolidated EBITDA
Three Months Ended June 30, 2003

                                                      Communications     Information                          Con-
($ in millions)                                                           Services           Other          solidated
--------------------------------------------------- ------------------ ---------------- ---------------- ----------------
--------------------------------------------------- ------------------ ---------------- ---------------- ----------------
Net Income (Loss)                                        ($455)             ($17)             $10            ($462)
--------------------------------------------------- ------------------ ---------------- ---------------- ----------------
--------------------------------------------------- ------------------ ---------------- ---------------- ----------------
(Income) Loss from Discontinued Operations                ($3)               $9               --               $6
--------------------------------------------------- ------------------ ---------------- ---------------- ----------------
--------------------------------------------------- ------------------ ---------------- ---------------- ----------------
Other (Income)/Expense                                    $325              ($2)             ($9)             $314
--------------------------------------------------- ------------------ ---------------- ---------------- ----------------
--------------------------------------------------- ------------------ ---------------- ---------------- ----------------
Depreciation and Amortization Expense                     $218               $9               $1              $228
--------------------------------------------------- ------------------ ---------------- ---------------- ----------------
--------------------------------------------------- ------------------ ---------------- ---------------- ----------------
Non-cash Compensation Expense                              $24               $1               --               $25
--------------------------------------------------- ------------------ ---------------- ---------------- ----------------
--------------------------------------------------- ------------------ ---------------- ---------------- ----------------
Non-cash Restructuring and Impairment                      --                --               --               --
--------------------------------------------------- ------------------ ---------------- ---------------- ----------------
--------------------------------------------------- ------------------ ---------------- ---------------- ----------------
EBITDA                                                    $109               --               $2              $111
--------------------------------------------------- ------------------ ---------------- ---------------- ----------------


Consolidated EBITDA
Three Months Ended March 31, 2003

                                                      Communications    Information                           Con-
($ in millions)                                                          Services           Other          solidated
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
Net Income (Loss)                                          $47             ($4)              $76              $119
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
(Income) Loss from Discontinued Operations
                                                          ($2)             ($2)              --               ($4)
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
Cumulative Effect of Change in Accounting Principle
                                                           --               --              ($5)              ($5)
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
Other (Income)/Expense                                    $131              --              ($70)             $61
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
Depreciation and Amortization Expense                     $199              $7               $1               $207
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
Non-cash Compensation Expense                              $21              $2               --               $23
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
Non-cash Restructuring and Impairment                      --               --               --                --
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
EBITDA                                                    $396              $3               $2               $401
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------

Consolidated EBITDA
Nine Months Ended September 30, 2003

                                                      Communications    Information                           Con-
($ in millions)                                                          Services           Other          solidated
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
Net Income (Loss)                                        ($654)            ($37)            $101             ($590)
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
(Income) Loss from Discontinued Operations                ($8)              $7               --               ($1)
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
Cumulative Effect of Change in Accounting Principle        --               --              ($5)              ($5)
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
Income Tax Benefit                                         --               --              ($12)            ($12)
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
Other (Income)/Expense                                    $610             ($2)             ($80)             $528
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
Depreciation and Amortization Expense                     $618              $23              $4               $645
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
Non-cash Compensation Expense                              $59              $4               --               $63
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
Non-cash Restructuring and Impairment                      --               --               --                --
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------
EBITDA                                                    $625             ($5)              $8               $628
---------------------------------------------------- ---------------- ---------------- ---------------- -----------------

COMMUNICATIONS EBITDA MARGIN

                                                                   Q203          Q303
($ in millions)
-------------------------------------------------------------- ------------- -------------
-------------------------------------------------------------- ------------- -------------
Communications Revenue                                             $430          $413
-------------------------------------------------------------- ------------- -------------
-------------------------------------------------------------- ------------- -------------
Communications EBITDA                                              $109          $120
-------------------------------------------------------------- ------------- -------------
-------------------------------------------------------------- ------------- -------------
Communications EBITDA Margin                                       25%           29%
-------------------------------------------------------------- ------------- -------------


                                                                Consolidated
Projected Consolidated EBITDA                                      Range
Three Months Ended December 31, 2003
($ in millions)

---------------------------------------------------- -----------------------------------
---------------------------------------------------- ------------------ ----------------
                                                            Low              High
---------------------------------------------------- ------------------ ----------------
---------------------------------------------------- ------------------ ----------------
Net Income (Loss)                                         ($210)            ($200)
---------------------------------------------------- ------------------ ----------------
---------------------------------------------------- ------------------ ----------------
Other (Income)/Expense                                      $95               $95
---------------------------------------------------- ------------------ ----------------
---------------------------------------------------- ------------------ ----------------
Depreciation and Amortization Expense                      $205              $205
---------------------------------------------------- ------------------ ----------------
---------------------------------------------------- ------------------ ----------------
Non-cash Compensation Expense                               $20               $20
---------------------------------------------------- ------------------ ----------------
---------------------------------------------------- ------------------ ----------------
Non-cash Restructuring and Impairment                       --                --
---------------------------------------------------- ------------------ ----------------
---------------------------------------------------- ------------------ ----------------
EBITDA                                                     $110              $120
---------------------------------------------------- ------------------ ----------------

Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures offset by release of capital expenditure accruals, and adding back cash interest paid, less interest income all as disclosed in the consolidated condensed statements of cash flows or the consolidated condensed statements of operations. Management believes that unlevered cash flow is a relevant metric to provide to investors, as it is an indicator of the operational strength and performance of the company and, over time, provides management and investors with a sense of the growth pattern of the business.

Consolidated Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures offset by release of capital expenditure accruals as disclosed in the consolidated condensed statements of cash flows. Management believes that consolidated free cash flow is a relevant metric to provide to investors, as it is an indicator of the company's ability to generate cash to service its debt.

UNLEVERED CASH FLOW AND CONSOLIDATED FREE CASH FLOW
Three Months Ended September 30, 2003

                                                                        Consolidated Free
($ in millions)                                                        Unlevered Cash Flow       Cash Flow
---------------------------------------------------------------------- -------------------- --------------------
---------------------------------------------------------------------- -------------------- --------------------
Net Change in Cash and Cash Equivalents                                       $402                 $402
---------------------------------------------------------------------- -------------------- --------------------
---------------------------------------------------------------------- -------------------- --------------------
Effect of Exchange Rates on Cash                                              ($2)                 ($2)
---------------------------------------------------------------------- -------------------- --------------------
---------------------------------------------------------------------- -------------------- --------------------
Net Cash Used in Discontinued Operations                                       $4                   $4
---------------------------------------------------------------------- -------------------- --------------------
---------------------------------------------------------------------- -------------------- --------------------
Net Cash Provided by Financing Activities                                    ($346)               ($346)
---------------------------------------------------------------------- -------------------- --------------------
---------------------------------------------------------------------- -------------------- --------------------
Net Cash Used in Investing Activities                                          $32                  $32
---------------------------------------------------------------------- -------------------- --------------------
---------------------------------------------------------------------- -------------------- --------------------
Net Cash Provided by Continuing Operations                                     $90                  $90
---------------------------------------------------------------------- -------------------- --------------------
---------------------------------------------------------------------- -------------------- --------------------
Gross Capital Expenditures                                                    ($52)                ($52)
---------------------------------------------------------------------- -------------------- --------------------
---------------------------------------------------------------------- -------------------- --------------------
Release of Capital Expenditure Accruals                                        $2                   $2
---------------------------------------------------------------------- -------------------- --------------------
---------------------------------------------------------------------- -------------------- --------------------
Cash Interest Paid                                                            $109                  N/A
---------------------------------------------------------------------- -------------------- --------------------
---------------------------------------------------------------------- -------------------- --------------------
Interest Income                                                               ($5)                  N/A
---------------------------------------------------------------------- -------------------- --------------------
---------------------------------------------------------------------- -------------------- --------------------
Total                                                                         $144                  $40
---------------------------------------------------------------------- -------------------- --------------------

UNLEVERED CASH FLOW AND CONSOLIDATED FREE CASH FLOW
Three Months Ended June 30, 2003

                                                                                             Consolidated Free
($ in millions)                                                        Unlevered Cash Flow       Cash Flow
---------------------------------------------------------------------- -------------------- --------------------
---------------------------------------------------------------------- -------------------- --------------------
Net Change in Cash and Cash Equivalents                                       ($29)                ($29)
---------------------------------------------------------------------- -------------------- --------------------
---------------------------------------------------------------------- -------------------- --------------------
Effect of Exchange Rates on Cash                                              ($1)                 ($1)
---------------------------------------------------------------------- -------------------- --------------------
---------------------------------------------------------------------- -------------------- --------------------
Net Cash Provided by Discontinued Operations                                  ($15)                ($15)
---------------------------------------------------------------------- -------------------- --------------------
---------------------------------------------------------------------- -------------------- --------------------
Net Cash Used in Financing Activities                                          $10                  $10
---------------------------------------------------------------------- -------------------- --------------------
---------------------------------------------------------------------- -------------------- --------------------
Net Cash Used in Investing Activities                                          $51                  $51
---------------------------------------------------------------------- -------------------- --------------------
---------------------------------------------------------------------- -------------------- --------------------
Net Cash Provided by Continuing Operations                                     $16                  $16
---------------------------------------------------------------------- -------------------- --------------------
---------------------------------------------------------------------- -------------------- --------------------
Gross Capital Expenditures                                                    ($65)                ($65)
---------------------------------------------------------------------- -------------------- --------------------
---------------------------------------------------------------------- -------------------- --------------------
Release of Capital Expenditure Accruals                                        $15                  $15
---------------------------------------------------------------------- -------------------- --------------------
---------------------------------------------------------------------- -------------------- --------------------
Cash Interest Paid                                                            $101                  N/A
---------------------------------------------------------------------- -------------------- --------------------
---------------------------------------------------------------------- -------------------- --------------------
Interest Income                                                               ($5)                  N/A
---------------------------------------------------------------------- -------------------- --------------------
---------------------------------------------------------------------- -------------------- --------------------
Total                                                                          $62                 ($34)
---------------------------------------------------------------------- -------------------- --------------------

UNLEVERED CASH FLOW AND CONSOLIDATED FREE CASH FLOW
Three Months Ended March 31, 2003

                                                                                           Consolidated Free
($ in millions)                                                       Unlevered Cash Flow       Cash Flow
--------------------------------------------------------------------- -------------------- --------------------
--------------------------------------------------------------------- -------------------- --------------------
Net Change in Cash and Cash Equivalents                                     ($198)               ($198)
--------------------------------------------------------------------- -------------------- --------------------
--------------------------------------------------------------------- -------------------- --------------------
Effect of Exchange Rates on Cash                                             ($2)                 ($2)
--------------------------------------------------------------------- -------------------- --------------------
--------------------------------------------------------------------- -------------------- --------------------
Net Cash Provided by Discontinued Operations                                 ($6)                 ($6)
--------------------------------------------------------------------- -------------------- --------------------
--------------------------------------------------------------------- -------------------- --------------------
Net Cash Used in Financing Activities                                         $1                   $1
--------------------------------------------------------------------- -------------------- --------------------
--------------------------------------------------------------------- -------------------- --------------------
Net Cash Used in Investing Activities                                         $94                  $94
--------------------------------------------------------------------- -------------------- --------------------
--------------------------------------------------------------------- -------------------- --------------------
Net Cash Used in Continuing Operations                                      ($111)               ($111)
--------------------------------------------------------------------- -------------------- --------------------
--------------------------------------------------------------------- -------------------- --------------------
Gross Capital Expenditures                                                   ($25)                ($25)
--------------------------------------------------------------------- -------------------- --------------------
--------------------------------------------------------------------- -------------------- --------------------
Release of Capital Expenditure Accruals                                       $6                   $6
--------------------------------------------------------------------- -------------------- --------------------
--------------------------------------------------------------------- -------------------- --------------------
Cash Interest Paid                                                           $109                  N/A
--------------------------------------------------------------------- -------------------- --------------------
--------------------------------------------------------------------- -------------------- --------------------
Interest Income                                                              ($5)                  N/A
--------------------------------------------------------------------- -------------------- --------------------
--------------------------------------------------------------------- -------------------- --------------------
Total                                                                        ($26)               ($130)
--------------------------------------------------------------------- -------------------- --------------------

UNLEVERED CASH FLOW AND CONSOLIDATED FREE CASH FLOW
Nine Months Ended September 30, 2003

                                                                                              Consolidated
($ in millions)                                                       Unlevered Cash Flow    Free Cash Flow
--------------------------------------------------------------------- --------------------- ------------------
--------------------------------------------------------------------- --------------------- ------------------
Net Change in Cash and Cash Equivalents                                       $175                $175
--------------------------------------------------------------------- --------------------- ------------------
--------------------------------------------------------------------- --------------------- ------------------
Effect of Exchange Rates on Cash                                              ($5)                ($5)
--------------------------------------------------------------------- --------------------- ------------------
--------------------------------------------------------------------- --------------------- ------------------
Net Cash Provided by Discontinued Operations                                 ($17)                ($17)
--------------------------------------------------------------------- --------------------- ------------------
--------------------------------------------------------------------- --------------------- ------------------
Net Cash Provided by Financing Activities                                    ($335)              ($335)
--------------------------------------------------------------------- --------------------- ------------------
--------------------------------------------------------------------- --------------------- ------------------
Net Cash Used in Investing Activities                                         $177                $177
--------------------------------------------------------------------- --------------------- ------------------
--------------------------------------------------------------------- --------------------- ------------------
Net Cash Used in Continuing Operations                                        ($5)                ($5)
--------------------------------------------------------------------- --------------------- ------------------
--------------------------------------------------------------------- --------------------- ------------------
Gross Capital Expenditures                                                   ($142)              ($142)
--------------------------------------------------------------------- --------------------- ------------------
--------------------------------------------------------------------- --------------------- ------------------
Release of Capital Expenditure Accruals                                       $23                  $23
--------------------------------------------------------------------- --------------------- ------------------
--------------------------------------------------------------------- --------------------- ------------------
Cash Interest Paid                                                            $319                 N/A
--------------------------------------------------------------------- --------------------- ------------------
--------------------------------------------------------------------- --------------------- ------------------
Interest Income                                                              ($15)                 N/A
--------------------------------------------------------------------- --------------------- ------------------
--------------------------------------------------------------------- --------------------- ------------------
Total                                                                         $180               ($124)
--------------------------------------------------------------------- --------------------- ------------------

PROJECTED CONSOLIDATED UNLEVERED CASH FLOW
Three Months Ended December 31, 2003
($ in millions)

                                                                             Low                 High
-------------------------------------------------------------------- -------------------- --------------------
-------------------------------------------------------------------- -------------------- --------------------
Net Change in Cash and Cash Equivalents                                    ($356)               ($343)
-------------------------------------------------------------------- -------------------- --------------------
-------------------------------------------------------------------- -------------------- --------------------
Effect of Exchange Rates on Cash                                             --                   --
-------------------------------------------------------------------- -------------------- --------------------
-------------------------------------------------------------------- -------------------- --------------------
Net Cash Provided by Discontinued Operations                                ($15)                ($17)
-------------------------------------------------------------------- -------------------- --------------------
-------------------------------------------------------------------- -------------------- --------------------
Net Cash Used in Financing Activities                                       $260                 $265
-------------------------------------------------------------------- -------------------- --------------------
-------------------------------------------------------------------- -------------------- --------------------
Net Cash Used in Investing Activities                                        $35                  $40
-------------------------------------------------------------------- -------------------- --------------------
-------------------------------------------------------------------- -------------------- --------------------
Net Cash Used in Continuing Operations                                      ($76)                ($55)
-------------------------------------------------------------------- -------------------- --------------------
-------------------------------------------------------------------- -------------------- --------------------
Gross Capital Expenditures                                                  ($55)                ($50)
-------------------------------------------------------------------- -------------------- --------------------
-------------------------------------------------------------------- -------------------- --------------------
Release of Capital Expenditure Accruals                                      --                   --
-------------------------------------------------------------------- -------------------- --------------------
-------------------------------------------------------------------- -------------------- --------------------
Cash Interest Paid                                                           $80                  $80
-------------------------------------------------------------------- -------------------- --------------------
-------------------------------------------------------------------- -------------------- --------------------
Interest Income                                                             ($4)                 ($5)
-------------------------------------------------------------------- -------------------- --------------------
-------------------------------------------------------------------- -------------------- --------------------
Total                                                                       ($55)                ($30)
-------------------------------------------------------------------- -------------------- --------------------

PROJECTED CONSOLIDATED UNLEVERED CASH FLOW
Twelve Months Ended December 31, 2003
($ in millions)

                                                                             Low                 High
-------------------------------------------------------------------- -------------------- --------------------
-------------------------------------------------------------------- -------------------- --------------------
Net Change in Cash and Cash Equivalents                                    ($181)               ($168)
-------------------------------------------------------------------- -------------------- --------------------
-------------------------------------------------------------------- -------------------- --------------------
Effect of Exchange Rates on Cash                                            ($5)                 ($5)
-------------------------------------------------------------------- -------------------- --------------------
-------------------------------------------------------------------- -------------------- --------------------
Net Cash Provided by Discontinued Operations                                ($32)                ($34)
-------------------------------------------------------------------- -------------------- --------------------
-------------------------------------------------------------------- -------------------- --------------------
Net Cash Provided by Financing Activities                                   ($75)                ($70)
-------------------------------------------------------------------- -------------------- --------------------
-------------------------------------------------------------------- -------------------- --------------------
Net Cash Used in Investing Activities                                       $212                 $217
-------------------------------------------------------------------- -------------------- --------------------
-------------------------------------------------------------------- -------------------- --------------------
Net Cash Used in Continuing Operations                                      ($81)                ($60)
-------------------------------------------------------------------- -------------------- --------------------
-------------------------------------------------------------------- -------------------- --------------------
Gross Capital Expenditures                                                 ($197)               ($192)
-------------------------------------------------------------------- -------------------- --------------------
-------------------------------------------------------------------- -------------------- --------------------
Release of Capital Expenditure Accruals                                      $23                  $23
-------------------------------------------------------------------- -------------------- --------------------
-------------------------------------------------------------------- -------------------- --------------------
Cash Interest Paid                                                          $399                 $399
-------------------------------------------------------------------- -------------------- --------------------
-------------------------------------------------------------------- -------------------- --------------------
Interest Income                                                             ($19)                ($20)
-------------------------------------------------------------------- -------------------- --------------------
-------------------------------------------------------------------- -------------------- --------------------
Total                                                                       $125                 $150
-------------------------------------------------------------------- -------------------- --------------------

About Level 3 Communications
Level 3 (Nasdaq:LVLT) is an international communications and information services company. The company operates one of the largest Internet backbones in the world, is one of the largest providers of wholesale dial-up service to ISPs in North America and is the primary provider of Internet connectivity for millions of broadband subscribers, through its cable and DSL partners. The company offers a wide range of communications services over its 22,500 mile broadband fiber optic network including Internet Protocol (IP) services, broadband transport and infrastructure services, colocation services, and patented Softswitch managed modem and voice services. Its Web address is www.Level3.com.

The company offers information services through its subsidiaries, Software Spectrum and (i)Structure. For additional information, visit their respective web sites at www.softwarespectrum.com and www.i-structure.com.

The Level 3 logo is a  registered  service mark and (3)Flex  Ethernet,  eRAS and
(3)VoIP MARKETPLACE are service marks of Level 3 Communications, Inc. in the United States and/or other countries.


Forward Looking Statement
Some of the statements made by Level 3 in this press release are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements. Level 3 believes that its primary risk factors include, but are not limited to: changes in the overall economy relating to, among other things, the September 11 attacks and subsequent events, the challenges of integration, substantial capital requirements; development of effective internal processes and systems; the ability to attract and retain high quality employees; technology; the number and size of competitors in its markets; law and regulatory policy; and the mix of products and services offered in the company's target markets. Additional information concerning these and other important factors can be found within Level 3's filings with the Securities and Exchange Commission. Statements in this release should be evaluated in light of these important factors.


                 LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES
                     Consolidated Condensed Balance Sheets
                                  (unaudited)

                                                                                     September 30,       June 30,
(dollars in millions)                                                                     2003             2003

Assets
Current Assets
    Cash and cash equivalents                                                    $ 1,317             $ 915
    Restricted cash                                                                  495                69
    Accounts receivable, less allowances of $30 and $31, respectively                355               507
    Other                                                                            119               139
                                                                                     ---               ---
Total Current Assets                                                               2,286             1,630

Property, Plant and Equipment, net                                                 5,785             5,941

Restricted Cash                                                                       58               474

Intangibles and Goodwill                                                             495               481

Other Assets, net                                                                    124               142
                                                                                     ---               ---
                                                                                 $ 8,748           $ 8,668
                                                                                 =======           =======

Liabilities and Stockholders' Equity

Current Liabilities:
    Accounts payable                                                               $ 497             $ 567
    Current portion of long-term debt                                                750               125
    Accrued payroll and employee benefits                                            148               146
    Accrued interest                                                                  78                88
    Deferred revenue                                                                 132               126
    Other                                                                            205               214
                                                                                     ---               ---
Total Current Liabilities                                                          1,810             1,266

Long-Term Debt, less current portion                                               5,340             5,634

Deferred Revenue                                                                     919               938

Other Liabilities                                                                    529               548

Stockholders' Equity                                                                 150               282
                                                                                     ---               ---
                                                                                 $ 8,748           $ 8,668
                                                                                 =======           =======

                          LEVEL 3 COMMUNICATIONS, INC.
                 Consolidated Condensed Statements of Operations
                                   (Unaudited)

                                                                               Three Months Ended         Nine Months Ended
                                                                                 September 30,              September 30,
(dollars in millions)                                                          2003           2002        2003           2002
Revenue:
   Communications                                                                $ 413         $ 274      $ 1,548         $ 828
   Information Services                                                            437           746        1,434         1,273
   Other                                                                            24            29           56            84
    Total Revenue                                                                  874         1,049        3,038         2,185
                                                                                   ---         -----        -----         -----
Costs and Expenses:
   Cost of Revenue                                                                 509           748        1,644         1,378
   Depreciation and Amortization                                                   210           200          645           600
   Selling, General and Administrative, including non-cash
       compensation of $15, $37, $63 and $154, respectively                        250           228          795           721
   Restructuring Charges, including noncash impairment
       charges of $-, $-, $- and $44, respectively                                  14             3           34            50
                                                                                    --             -           --            --
    Total Costs and Expenses                                                       983         1,179        3,118         2,749

Income (Loss) from Operations                                                     (109)         (130)         (80)         (564)

Other Income (Loss), net
   Interest Income                                                                   5             8           15            23
   Interest Expense                                                               (156)         (154)        (439)         (414)
   Other Expense                                                                    (2)          (24)        (104)          290
                                                                                    --           ---         ----           ---
    Other Income (Loss)                                                           (153)         (170)        (528)         (101)
                                                                                  ----          ----         ----          ----

Loss from Before Income Taxes                                                     (262)         (300)        (608)         (665)

Income Tax Benefit                                                                  12             -           12           119
                                                                                    --                         --           ---

Loss Before Change in Accounting Principle and Discontinued Operations
    Discontinued Operations                                                       (250)         (300)        (596)         (546)

Cumulative Effect of Change in Accounting Principle                                  -             -            5             -
Income from Discontinued Operations                                                  3             1            1             1
                                                                                     -             -            -             -

Net Loss                                                                        $ (247)       $ (299)      $ (590)       $ (545)
                                                                                ======        ======       ======        ======

Basic Earning (Loss) per Share:
   Loss before Change in Accounting Principle and Discontinued Operations
       Discontinued Operations                                                  $(0.38)      $ (0.73)     $ (1.12)      $ (1.36)
   Cumulative Effect of Change in Accounting Principle                               -             -         0.01             -
   Income from Discontinued Operations                                               -             -            -             -
                                                                                   ----         -----        -----         -----
   Net Loss                                                                     $(0.38)      $ (0.73)     $ (1.11)      $ (1.36)
                                                                                =======       =======      =======       =======

Weighted Average Shares Outstanding (in thousands)
   Basic and Diluted                                                            653,088       410,898      530,191       400,371
                                                                                =======       =======      =======       =======

                          LEVEL 3 COMMUNICATIONS, INC.
                        Consolidated State of Cash Flows
                              (dollars in millions)
                                   (unaudited)

                                                                                Three Months Ended           Nine Months Ended
                                                                                September 30, 2003           September 30, 2003
Cash Flows from Operating Activities:
     Net Loss                                                                        $ (247)                         $ (590)
       Earnings from discontinued operations                                             (3)                             (1)
       Cumulative effect of change in accounting principle                                -                              (5)
                                                                                         --                              --
       Loss from continuing operations                                                 (250)                           (596)
     Adjustments to reconcile loss from continuing operations to net cash provided by operating activities:
          Equity earnings, net                                                           (1)                             (3)
          Depreciation and amortization                                                 210                             645
          Induced conversion expense                                                     10                             200
          Gain on debt extinguishments, net                                              (2)                             (4)
          Gain on sale of property, plant and equipment, toll-road operations
                 and other assets                                                        (3)                            (70)
          Non-cash expense attributable to stock awards                                  15                              63
          Deferred revenue                                                              (13)                           (349)
          Amortization of debt issuance costs                                            28                              38
          Accreted interest on long term discount debt                                   27                              81
          Accrued interest on long-term debt                                             (8)                              1
          Changes in working capital items:
               Receivables                                                              151                             172
               Other current assets                                                       3                              50
               Payables                                                                 (70)                           (196)
               Other liabilities                                                         (5)                            (34)
          Other                                                                          (2)                             (3)
                                                                                         --                              --
Net Cash Provided by (Used in) Operating Activities                                      90                              (5)

Cash Flows from Investing Activities:
     Increase in restricted cash and securities, net                                    (11)                             (9)
     Capital expenditures                                                               (52)                           (142)
     Release of capital expenditure accruals                                              2                              23
     Genuity acquisition                                                                  -                            (144)
     Investments and acquisitions                                                        (1)                             (2)
     Proceeds from sale of toll-road operations                                           -                              46
     Proceeds from sale of property, plant and equipment and other assets                30                              51
                                                                                         --                              --
Net Cash Used in Investing Activities                                                   (32)                           (177)

Cash Flows from Financing Activities:
     Stock options exercised                                                              -                               3
     Long-term debt borrowings, net of issuance costs                                   361                             361
     Purchases of and payments on long-term debt, including current portion             (15)                            (29)
                                                                                        ---                             ---
Net Cash Provided by Financing Activities                                               346                             335

Net Cash Provided by (Used in) Discontinued Operations                                   (4)                             17

Effect of Exchange Rates on Cash                                                          2                               5
                                                                                        ---                             ---

Net Change in Cash and Cash Equivalents                                                 402                             175

Cash and Cash Equivalents at Beginning of Period                                        915                           1,142
                                                                                        ---                           -----

Cash and Cash Equivalents at End of Period                                          $ 1,317                         $ 1,317
                                                                                    =======                         =======

Supplemental Disclosure of Cash Flow Information:
     Cash interest paid                                                               $ 109                           $ 319